Exhibit 32.1

Certification of

Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Mill City Ventures III, Ltd. do hereby certify that, to the best of his knowledge:

(a)	the Annual Report on Form 10-K of Mill City Ventures III, Ltd. for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mill City Ventures III, Ltd.

March 30, 2018	/s/ Douglas Polinsky
Douglas Polinsky
Chief Executive Officer

March 30, 2018	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer